LOAN AGREEMENT

AGREEMENT, dated as of the ____ day of July, 2005, by and between Goldspring, Inc., a Florida corporation having an address at 8585 East Hartford Drive, Suite 400, Scottsdale, AZ 85255 (the "Borrower") and        (the "Lender").

W I T N E S S E T& #160;H:

WHEREAS, the Borrower requires funding in the amount of One Million Two Hundred Thousand ($1,200,000) Dollars for the purposes hereinafter set forth; and

WHEREAS, the Borrower is borrowing from the Lender____________Dollars, in consideration of which the Borrower is issuing to the Lender, a negotiable promissory note (the “Note”) at an original issue discount of thirty-three and one-third (33.3%) percent (i.e., the amount to be paid shall be 33.3% less than the principal amount of the Note to be issued), and granting to the Lender a security interest in all of its assets; and

NOW, THEREFORE, it is agreed as follows:

ARTICLE I

COMMITMENT OF LENDER;
BORROWING CONDITIONS

1. Commitment. Subject to the terms and conditions of this Agreement, the Lender hereby agrees to make a two (2) year loan (the “Loan”) to the Borrower in the original principal amount of___________Dollars (the "Loan Amount").

2. Promissory Note.

(a) General. The Loan shall be evidenced by a Note, issued by the Borrower substantially in the form of Exhibit A annexed hereto, of even date herewith in the original principal amount of the Loan Amount. Principal and any accrued interest on the Note shall be payable in equal monthly installments on the 1st day of each month, commencing with the month immediately following the Closing Date (as defined in Article VII).

(b) Interest. The unpaid principal amount from time to time outstanding on the Note shall bear interest at the rate of fifteen (15%) percent per annum, computed on the basis of the actual number of days elapsed in a year of 360 days. Interest shall be payable as set forth in Section 2(a) of this Agreement.

(c) Prepayment. Provided an Event of Default has not occurred, whether or not such Event of Default has been cured, the Borrower will have the option of prepaying the outstanding Loan Amount ("Optional Redemption"), in whole or in part, by paying to the Lender a sum of money equal to one hundred twenty percent (120%) of the Loan Amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Lender arising under the Note, this Agreement or any other document through the Redemption Payment Date, as defined below (the "Redemption Amount"). Borrower’s election to exercise its right to prepay must be by notice in writing (“Notice of Redemption”). The Notice of Redemption shall specify the date for such Optional Redemption (the "Redemption Payment Date"), which date shall be not less than thirty (30) business days after the date of the Notice of Redemption (the "Redemption Period").

(d) Origination Fee. An origination fee of Thirty Three Thousand Five Hundred Dollars ($33,500) shall be deemed earned and payable upon the execution of this Agreement.

3. Additional Documentation. In addition to the execution and delivery of this Agreement and the Note, the Borrower shall deliver a Security Agreement to the Lender (or the Lender’s agent) on or prior to the Closing Date, and any other documents, instruments or agreements reasonably requested by the Lender in order to effectuate the purposes of this Agreement (together with this Agreement and the Note, all such documents and agreements to be hereinafter referred to as the "Loan Documents").

ARTICLE II

SECURITY

All of the obligations of the Borrower under this Agreement and the Note shall be secured by a security interest in and to all assets of the Borrower (hereinafter, the “Collateral”). The Borrower hereby irrevocably authorizes the Lender at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of the State of New York as amended from time to time (“NYUCC”), or any other Uniform Commercial Code jurisdiction; and (b) contain any other information required by part 5 of Article 9 of the NYUCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Borrower is an organization, the type of organization and any organization identification number issued to the Borrower. The Borrower agrees to furnish any such information to the Lender promptly upon request. The Borrower also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof with respect to the Collateral.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

The Borrower makes the following representations and warranties:

(a) Organization and Authorization. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its formation, is duly authorized to transact business and is in good standing in every other jurisdiction where the failure to qualify to do business would have a material adverse effect upon the Borrower, and the Borrower is duly authorized and empowered to create, grant and issue the Note, and to execute and deliver this Agreement. The Borrower has the authority to own, lease and operate its assets, and to carry on its business as presently conducted. All action on the part of the Borrower requisite for the due creation, issuance and delivery of this Agreement and the Note has been duly and effectively taken. This Agreement, the Note, and the other Loan Documents upon the granting, issuance and delivery thereof, will be, valid, binding and enforceable obligations of the Borrower in accordance with their respective terms and compliance herewith will not violate any provision of law, the Certificate of Incorporation or By-Laws of the Borrower, or any agreement, judgment, order or decree to which the Borrower is a party or otherwise bound, subject to applicable bankruptcy, insolvency, or reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights. No approval or consent of any governmental agency or body of the United States or any state thereof or of any other entity or person is required as of the Closing Date for the legal and valid execution and delivery by the Borrower of this Agreement, the Note pursuant to this Agreement, or the performance of any obligation of the Borrower hereunder.

(b) Litigation. Except as set forth in Schedule III(b) hereto, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower, threatened, against or affecting the Borrower and/or its subsidiaries which (i) involves the possibility of any judgments or liabilities aggregating more than Five Thousand ($5,000) Dollars not fully covered by insurance or (ii) which may materially and adversely affect the assets of the Borrower or the right of the Borrower to carry on its business as now conducted or as contemplated.

(c) Other Documents. The following further documents are being delivered herewith, all of which are true, complete and accurate:

(i) Copies of the Certificate of Incorporation and By-Laws (and all amendments thereto) of the Borrower.

(ii) Certificate of Good Standing of the Borrower to be supplied within thirty (30) days of the Closing Date.

(d) Taxes. All tax returns of the Borrower and its subsidiaries, if any, which are shown to be due and payable thereon have been paid. The Borrower does not know of any ongoing tax audit, proposed tax deficiency, assessment, charge or levy against it, the payment of which is not adequately provided for on the books of the Borrower.

(e) Full Disclosure. This Agreement and all of the exhibits or schedules attached hereto do not contain any statement that is false or misleading with respect to any material fact and do not omit to state a material fact necessary in order to make the statements therein not false or misleading.

(f) Compliance with Instruments; etc. The Borrower is not (i) in default under any indenture, agreement or instrument to which it is a party or by which it is bound, (ii) in violation of its Certificate of Incorporation, By-Laws or of any applicable law, (iii) in default with respect to any order, writ, injunction or decree of any court, administrative agency or arbitrator, or (iv) in default under any order, license, regulation or demand of any government agency, which default or violation would materially and adversely affect the business, properties, condition (financial or otherwise) or business prospects of the Borrower.

ARTICLE IV

AFFIRMATIVE COVENANTS OF THE BORROWER

Except as specifically set forth herein, so long as any part of the principal of or interest on the Note remains outstanding, without the prior written consent of the Lender:

(a) Discharge Taxes and Indebtedness. The Borrower will pay and discharge, as they become due, all taxes, assessments, debts, claims and other governmental or non-governmental charges lawfully imposed upon or incurred by it or the properties and assets of the Borrower, except taxes, assessments, debts, claims and charges contested in good faith in appropriate proceedings for which the Borrower shall have set aside adequate reserves for the payment of such tax, assessment, debt, claim or charge. The Borrower shall provide the Lender, upon the Lender’s request, evidence of payment of such taxes, assessments, debts, claims and charges satisfactory to the Lender.

(b) Insurance. The Borrower shall maintain such insurance on its properties and assets with financially sound and responsible insurance companies, in such amounts as from time to time are reasonably required by the Lender. The Borrower shall (i) deliver to the Lender, upon its request, a detailed list of insurance then in effect, stating (A) the names of the insurance companies, (B) the amounts and rates of the insurance, (C) dates of expiration thereof and the properties and risks covered thereby; (ii) upon request, provide to the Lender copies of all insurance policies.

(c) Maintain Properties. The Borrower shall maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business. The Borrower will maintain, preserve and keep all of its properties, equipment and assets in good repair, working order and condition, and make, or cause to be made, all necessary or appropriate repairs, renewals, replacements, substitutions, additions, betterments and improvements thereto.

(d) Furnish Information. Promptly on request of the Lender, the Borrower will furnish such information as may reasonably be necessary to determine whether (i) the Borrower is complying with its covenants and agreements contained in this Agreement or (ii) an Event of Default (as hereunder defined) has occurred hereunder.

(e) Maintain Office. The Borrower will maintain an office at the address set forth in this Agreement or at such other place as it shall determine upon not less than fifteen (15) days prior notice to the Lender, where notices, presentations and demands to or upon it with respect to this Agreement can be made.

(f) Copies of Legal Process and Claims. The Borrower shall, within ten (10) days after receipt, forward to the Lender at its address set forth on the signature page hereto, a copy of any communication, notice, legal process or other notification relating to an uninsured claim or alleged claim against it in excess of Five Thousand ($5,000) Dollars and any proceedings relating to the replevin of any personal property, or to recover possession of any real property, leased or owned by the Borrower. The Borrower shall, within ten (10) days after receipt, forward to the Lender at its office, notice of any proceeding or hearing or threat thereof before any state or federal bureau, agency, commission, board or department which could materially affect the operation of its business. With respect to any legal process, proceeding or hearing, the return date of which is less than such ten (10) days, notice shall be given forthwith.

(g) Additional Documentation. In furtherance of the transactions herein contemplated, the Borrower will execute and cause to be delivered to the Lender, and any other holder of the Note, such other certificates, documents, statements, agreements and opinions as may be reasonably requested by the Lender during the term of this Agreement.

(h) Notice of Adverse Change. The Borrower shall promptly give notice to the Lender (but in any event within seven (7) business days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(i) any Event of Default as hereunder defined; or

(ii) the institution or threatening of institution of an action, suit or proceeding against the Borrower before any court, administrative agency or arbitrator, which, if adversely decided, could materially adversely affect the business, prospects, properties, financial condition or results of operations of the Borrower, whether or not arising in the ordinary course of business.

Any notice given hereunder shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Borrower has taken and/or proposes to take with respect thereto.

(i) Use of Proceeds. The parties agree that the Borrower intends to use the proceeds of the Loan for general working capital purposes.

(j) Compliance With Agreements; Compliance With Laws. The Borrower shall comply with the terms and conditions of all material agreements, commitments or instruments to which the Borrower is a party or by which it may be bound. The Borrower shall duly comply in all respects with any relevant laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of its business, properties or assets, including, but not limited to, the rules and regulations of the Federal Communications Commission.

(k) Negative Covenants of the Borrower. On and after the date hereof, and for so long as any part of the principal of or interest on the Note shall remain unpaid, without the prior written consent of the Lender:

(i) No Distribution of Profits or Assets. The Borrower will not declare or pay any distribution, in cash or otherwise, of any of its profits or assets or redeem, return, purchase or otherwise acquire directly or indirectly any of its shares of common stock now or hereafter outstanding.

(ii) No Indebtedness. Except for indebtedness owing to the Lender hereunder, the Borrower will not incur any indebtedness for borrowed money.

(iii) No Guarantees. The Borrower will not assume, endorse or become liable for or guarantee the obligations of any corporation, partnership, limited liability company, individual or other entity excluding the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

(iv) No Liens. The Borrower will not allow the mortgage or pledge of, or creation of a security interest in, any of its assets.

(v) No Transfer of Assets. The Borrower will not (i) enter into any acquisition, merger, consolidation, reorganization, or recapitalization, or reclassify its capital stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), (ii) convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of the business, property, or assets, whether now owned or hereafter acquired, of Borrower, or (iii) acquire by purchase or otherwise all or substantially all of the property, assets, stock, or other evidence of beneficial ownership of any person or entity.

(vi) Extraordinary Transactions and Disposal of Assets. The Borrower will not enter into any transaction not in the ordinary and usual course of Borrower’s business, including the sale, lease, or other disposition of, moving, relocation, or transfer, whether by sale or otherwise, of any of Borrower’s properties or assets.

ARTICLE V

DEFAULTS AND REMEDIES

1. Events of Default. Any one of the following events shall be considered an event of default ("Event of Default") as that term is used herein:

(a) If the Borrower defaults in the payment of principal or interest on the Note after the same shall become payable as therein or herein set forth and such failure continues for a period of five (5) days; or

(b) If default beyond five (5) days from notice provided in accordance herewith shall occur under the terms of the Note (other than a default covered by clause (a) above), of this Agreement or of any other agreement between the Borrower and the Lender, or in any other document or instrument executed and delivered in connection herewith, or under any agreement or instrument between the Borrower and any third party, which upon default results in an acceleration of the making of Borrower’s obligation to such third party or in the termination of such agreement or results in the Borrower becoming immediately liable for any amount to a third party in excess of $10,000; or

(c) If any representation, warranty or covenant made by the Borrower herein proves to have been untrue in any material respect as of the Closing Date, or any information, statement, certificate or data furnished hereunder proves to have been untrue in any material respect as of the date as of which the facts therein set forth were stated or certified; or

(d) Except for a default covered by clauses (a), (b), (c) and (e) hereof, if a default shall be made in the due observance or performance of any other covenant, affirmative or negative, or condition to be kept or performed by the Borrower contained in this Agreement; or

(e) If the Borrower shall (i) make a general assignment for the benefit of creditors, or (ii) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Borrower or of all or a substantial part of its assets, or (iii) be adjudicated a bankrupt, or (iv) file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization or to effect a plan or other arrangement with creditors or file a petition or answer seeking to take advantage of any law (whether federal or state) relating to the relief of debtors.

(f) A default by the Borrower of a material term, covenant, warranty or undertaking of any other agreement to which the Borrower and Lender are parties, or the occurrence of a material event of default under any such other agreement which is not cured after any required notice and/or cure period.

2.Acceleration of Loan. During the continuation of any Event of Default specified in Article V, Section 1, the Lender or any other holder of the Note may, by notice in writing delivered to the Borrower, declare the entire outstanding principal amount of the Note held by such Lender and the interest accrued thereon immediately due and payable, and the said principal and interest shall thereupon become and be immediately due and payable without presentment, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower. Any principal and interest not paid when due and payable shall bear interest thereafter at the lesser of seventeen (17%) percent per month or the maximum rate permitted by applicable law.

3.Enforcement of Rights. Upon the happening of any Event of Default specified in Article V, Section 1, the Lender or any other holder of the Note may proceed to protect and enforce its rights with respect to the Note and the other documents referred to herein either by suit in equity or action at law, and proceed to obtain judgment or any other relief whatsoever.

4.Payment of Expenses. The Borrower shall pay all expenses, court costs and reasonable attorneys’ fees which may be incurred by the Lender or any other holder of the Note in connection with or arising out of any Event of Default hereunder upon a final nonappealable determination in Lender’s favor.

ARTICLE VI

CONDITIONS PRECEDENT

1.Conditions of Lender’s Obligations.

The obligations of the Lender hereunder shall be subject to the performance by the Borrower of all its agreements theretofore to be performed hereunder and to the following further conditions:

(a)Officer's Certificate. The Lender shall have received a certificate or certificates of the Chief Executive Officer of the Borrower dated as of the Closing Date to the effect that:

(i) The representations and warranties of Borrower herein and in any of the Loan Documents executed in connection with this Agreement are true and correct in all material respects at and as of each of the Closing Dates; and

(ii) The Borrower has performed all agreements herein contained to be performed at or prior to the Closing Date.

(b)Certified Copies of Resolutions. The Lender shall have received certified copies of resolutions of the board of directors of the Borrower, in form and substance satisfactory to the Lender and its counsel, with respect to the authorization and execution of this Agreement and the issuance of the Note.

(c) Delivery of Instruments and Other Documents. The Lender shall have received in form and content satisfactory to Lender and its counsel, an originally executed Note and such other documents or instruments as the Lender may reasonably request.

ARTICLE VII

CLOSING

The closing of the Agreement and the issuance of the Note to the Lender shall occur at the offices of Hodgson Russ, LLP, 60 East 42nd Street, New York, NY 10165 on July __, 2005 (the "Closing Date") or at such other time or place as the parties shall agree.

ARTICLE VIII

Legal Fees

The Borrower, upon closing, shall pay to Hodgson Russ LLP, an aggregate fee of $ 20,000.00 (“Legal Fees”) as reimbursement for services rendered to Lender in connection with this Agreement and the other documents related hereto.

Miscellaneous

1.Representation to Survive Closing. All warranties, representations, covenants and agreements made by the Borrower herein shall survive the Closing.

2.Notice. All notices, requests, demands and communications under or in respect hereof shall be deemed to have been duly given and made if in writing (including fax) if delivered by hand or left at or posted by pre-paid registered or certified mail (airmail if dispatched to a foreign county) to the party concerned at its address appearing below or sent by fax to the number and with copy as below indicated. Service shall be deemed to be effective: so far as delivery by hand is concerned when handed to the recipient or left at the recipient's address; by post three days after posting (seven days if sent to a foreign country); by fax on the same day as dispatch and receipt is confirmed. The said addresses and fax numbers shall continue in force until alternatives are notified and receipt of such notification has been acknowledged:

If to Lender to the addresses set forth on the signature page of this Agreement.

With copies to:

Hodgson Russ LLP
60 East 42nd Street, 37th Floor
New York, NY 10165
Fax No: (212)972-1677
Attn: Jeffrey A. Rinde, Esq.

If to Borrower, to its address set forth at the beginning of this Agreement.

With copies to:

Tomlinson Zisko LLP
Attn: Michael C. Doran, Esq.
200 Page Mill Road
Palo Alto, CA 94306
Fax: (650) 324-1808

3. Binding upon Successors. All covenants and agreements herein contained by or on behalf of the Borrower shall bind its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns; Borrower may not assign this Agreement or any rights or duties hereunder without Lender’s prior written consent and any prohibited assignment shall be absolutely void. Lender reserves the right to sell, assign, transfer, negotiate, or grant participation in all or any part of, or any interest in Lender’s rights and benefits hereunder; provided, that Lender shall, for informational purposes but not as a requirement, notify the Borrower of the identity of all other assignees or participants who have acquired an ownership interest in the Note, and upon conversion, in the equity of the Borrower as a result thereof. In connection with any such assignment or participation, Lender may disclose all documents and information which Lender now or hereafter may have relating to Borrower's business.

4.Counterparts. This Agreement may be executed in counterparts at one time or at different times and, irrespective of the date of execution between the parties named herein, it shall be deemed executed as of the date first above written.

5. Governing Law; Jurisdiction. This Agreement and the performance of the parties hereunder shall be construed and interpreted in accordance with the internal laws of the State of New York, wherein it was negotiated and executed, and the parties hereunder consent and agree that the state and federal courts which sit in the State of New York and the County of New York shall have exclusive jurisdiction with respect to all controversies and disputes arising hereunder.

6.Severability. If any provision of this Agreement is held to be unenforceable for any reason, the remainder of this Agreement shall, nevertheless, remain in full force and effect.

7.No Waiver of Rights. No course of dealing on the part of the Lender, nor any failure or delay on the part of the Lender with respect to the exercise of any right, power or privilege given or granted hereunder, the Note or any other document or instrument executed in connection herewith shall operate as a waiver thereof as to any future defaults, or any single or partial exercise by the Lender of any right, power or privilege granted or contained herein or therein shall preclude the Lender from later or further exercise of any right, power or privilege as to any future defaults. The rights and remedies of the Lender are cumulative and not exclusive of any other remedies under law.

8.Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words, "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, subsection, paragraph, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement to this Agreement shall include all alterations, amendments, changes, extension, modifications, renewals, replacement, substitutions and supplements, thereto and thereof, as applicable.

9.Indemnification. In the event the Lender is required to appear before, or participate in, or become involved with, any proceeding initiated by or brought with respect to the Borrower by any government or administrative agency, federal, state or local, investigating the business operations or activities of the Borrower, the Lender shall be reimbursed by the Borrower for all expenses incurred by it in connection therewith, including, but not limited to, attorney’s fees. Additionally, the Borrower will indemnify and hold harmless the Lender from each and every liability, loss, obligation, cost or expense which may be imposed or arising out of (x) any such proceeding, or (y) any of the transactions evidenced hereby, except for the Lender’s gross negligence or willful misconduct.

10. Confidentiality. The Borrower agrees that it will not disclose, and will not include in any public announcement, the name of the Lender, unless expressly agreed to by the Lender unless and until disclosure is required by law or regulations, and then, only to the extent of such requirement.

11.Term. This Agreement shall become effective upon execution and delivery hereof by Borrower and Lender and shall continue in full force and effect until all amount of principal and interest on the Note have been paid in full.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

GOLDSPRING, INC.

By: _____________________________ Name: Title:

LENDER	NOTE PRINCIPAL	LOAN AMOUNT AFTER ORIGINAL ISSUE DISCOUNT

______________________________ (Signature) By:
PAYMENT AFTER DEDUCTION OF ORIGINATION FEE

EXHIBIT A

PROMISSORY NOTE

Schedule III(b)

LITIGATION